NEWS RELEASE Contact: Frank Greinke, President and CEO fpg@scfuels.com 432-571-8000

FOR IMMEDIATE RELEASE	Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

UNITED FUEL & ENERGY NAMES FRANK P. GREINKE PRESIDENT AND CHIEF EXECUTIVE OFFICERS

Midland, Texas - June 11, 2008 - United Fuel & Energy Corporation (OTCBB: UFEN), a leading distributor of gasoline, diesel, propane and lubricant products to customers in the southwestern and south central U.S. today reported that Chuck McArthur has resigned as President, Chief Executive Officer, and a director of United Fuel & Energy Corporation effective June 10, 2008. In addition, Mr. McArthur has withdrawn his name from consideration for election to United Fuel’s board of directors at the upcoming annual meeting of stockholders scheduled on June 18, 2008. The Company’s Board of Directors has appointed the Company’s Chairman of the Board, Frank P. Greinke, as President and Chief Executive Officer.

The Board of Directors expressed its appreciation for Mr. McArthur’s hard work and dedication over the last three years. Mr. Greinke stated, “Under Chuck’s leadership, United Fuel’s customer base and geographic reach grew significantly and he established a foundation for building a first class operation. I am looking forward to expanding on his efforts as we also focus on maximizing our profitability. As a holder of almost 52 percent of the Company’s common stock, I am committed to building shareholder value and have chosen to limit my annual salary to $1 as the Chairman and CEO of United Fuel.”

Frank P. Greinke, age 53, became president of Southern Counties Oil Co. (SC Fuels) in 1987 and acquired ownership of the company in 1991. Today, under Frank’s leadership as Chief Executive Officer, SC Fuels and its related companies have operations in 11 western states andserve over 35,000 customers annually, delivering commercial bulk fuels, wholesale branded fuels and alternative fuels at competitive pricing. Frank Greinke became Chairman and majority shareholder of United Fuel in October 2007 when he merged SC Fuels’ commercial cardlock division, Cardlock Fuels System, Inc., with United Fuel. Frank currently is a member of the Executive Committee of the Society of Independent Gasoline Marketers of America and a past director of the California Independent Oil Marketers Association. Frank’s board experience includes being a founding member of the board of directors for Pacific Ethanol Inc., an Advisory Board member for Solis Capital Partners and board member of the Bank of Hemet.

About United Fuel& Energy Corporation

United Fuel & Energy, based in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain markets of Texas, California, New Mexico, Arizona and Oklahoma. United Fuel represents the consolidation of numerous companies, the most significant of which are the Eddins-Walcher Company and Cardlock Fuels System. United Fuel intends to continue to expand its business through strategic acquisitions and organic growth initiatives.

United Fuel currently engages in the following activities:

•	Cardlock operation (unattended re-fueling of commercial vehicles).
•	Wholesale fuels and lubricants (to commercial customers).
•	Propane distribution (to commercial and residential users).

United Fuel conducts its operations through over 25 branch locations and over 100 card-lock (unattended) fuel sites. For more information, please visit the Company’s website at www.ufeonline.com or to register to receive future press releases via email, go to http://www.b2i.us/irpass.asp?BzID=1318&to=ea&Nav=1&S=0&L=1.

Safe Harbor Statement

Certain statements included in this press release may constitute forward-looking statements. Actual outcomes could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: weather, levels of oil and gas drilling and general industrial activity in United Fuel’s area of operations, changes in oil and gas prices, risks associated with acquiring other businesses, the price of United Fuel’s products, availability of financing and interest rates, competition, changes in, or failure to comply with, government regulations, costs, uncertainties and other effects of legal and other administrative proceedings, general economic conditions and other risks and uncertainties. As a result, this press release should be read in conjunction with periodic filings United Fuel makes with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and United Fuel does not undertake any obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

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